LANDLORD CONSENT TO SUBLEASE


	This Consent is entered into as of this _____ day of April, 1998 by and among EOP-Sarasota City Center, LLP, a Minnesota limited liability partnership ("Landlord"), Lucent Technologies, Inc., a Delaware corporation, successor in interest to Octel Communications Corporation, a Delaware corporation ("Sublandlord"), and Correctional Services Corporation, Inc. ("Subtenant").


RECITALS:

A. Landlord (as successor in interest to Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership), as landlord, and Sublandlord, as tenant, are parties to that certain Lease Agreement dated as of November 7, 1994 (the "Lease") pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 35,000 rentable square feet (the "Premises") on the 1st, 3rd, 9th and 10th floor of the building commonly known as Sarasota City Center located at 1819 Main Street, Sarasota, Florida (the "Building").

B. Sublandlord and Subtenant have entered into (or are about to enter into) that certain Sublease agreement dated April 19, 1998 attached hereto as Exhibit A (the "Sublease Agreement") pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows 5,574 rentable square feet of space located on the tenth (10th) floor of the Building (the "Sublet Premises") constituting a part of the Premises.

C. Sublandlord and Subtenant have requested Landlord's consent to the Sublease Agreement.

D. Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.


	NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.	Sublease Agreement.   Sublandlord and Subtenant hereby represent that a
true and complete copy of the Sublease Agreement is attached hereto and made a part hereof as Exhibit A.

2.	Representations.   Sublandlord hereby represents and warrants that
Sublandlord, i) has full power and authority to sublease the Sublet Premises to Subtenant, ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and iii) has full power and authority to enter into the Sublease Agreement and Consent. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease Agreement and this Consent.

3.	Indemnity and Insurance.   Subtenant hereby assumes, with respect to
Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4.	No Release.   Nothing contained in the Sublease Agreement or this
Consent shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant and for the performance of all other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease Agreement and notwithstanding anything to the contrary contained in the Sublease Agreement is not bound by any terms or provisions contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.	Notices of Default.   Sublessor covenants and agrees that upon receiving
from Landlord any notice affecting the Sublet Premises, including, without limitation, any notice of default pursuant to the provisions of the Lease, Sublessor shall also serve a copy of such notice promptly upon Subtenant. Landlord covenants and agrees to use reasonable efforts to send Subtenant promptly a copy of all written notices given to Sublessor affecting the Sublet Premises, including, without limitation, notices of default pursuant to the Lease and notices of non-payment of rent and other charges sent by Landlord to Sublessor. The failure of Landlord to give such notice shall not constitute a default of Landlord.

6.	Administrative Fee.   Upon Sublandlord's execution and delivery of this
Consent, Sublandlord shall pay to Landlord the sum of $250.00 in consideration for Landlord's review of the Sublease and the preparation and delivery of this Consent.

7.	No Transfer.   Subtenant shall not further sublease the Sublet Premises,
assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease
Agreement to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

8.	Lease.   In no event shall the Sublease Agreement or this Consent be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord's prior written approval and in accordance with the terms and conditions of the Lease. As between Landlord and Sublandlord, Sublandlord shall be solely responsible for the cost of any such construction or alterations (including the construction of any wall(s) erected to separate the Sublet Premises from the Premises) and for assuring that any such construction or alterations are performed in strict compliance with any and all laws, rules, regulations and codes. In addition to Sublandlord's indemnity obligations under the Lease but subject to the limitations in section
7.02B of the Lease), Sublandlord hereby agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officer, directors, employees, mortgagee(s) (if any) and agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the performance of any construction or alterations in the Premises or Sublet Premises, including, without limitation, the cost of correcting any violations of any laws, rules, regulations and codes.

9.	Services.   Any service or materials for or related to the Sublet
Premises shall be provided by Landlord in accordance with the terms of the Lease only if requested by the Sublandlord in writing.

10.	Attornment.   If the Lease or Sublandlord's right to possession
thereunder terminates for any reason prior to expiration of the Sublease Agreement, Subtenant agrees, at the election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease Agreement for the remainder of the term of the Sublease Agreement. If Landlord does not so elect, the Sublease Agreement and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord's right to possession thereunder. Provided, however that Landlord shall have given Subtenant sixty (60) days prior written notice of its intent to terminate.


	IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent as of this 9th day of April, 1998.

---------------------------------------------------------------------------


                                     SUBLEASE


                                     BETWEEN


                             LUCENT TECHNOLOGIES, INC.

                                   SUBLANDLORD


                                        and


                      CORRECTIONAL SERVICES CORPORATION, INC.

                                    SUBTENANT


Dated:

                                TABLE OF CONTENTS

1.	 SUBLEASE
2.	 PARKING
3.	 PRIME LEASE
4.	 DEFINITION
5.	 PRIME LANDLORD
6.	 TERM
7.	 RENT
8.	 REFUNDS
9. 	 SECURITY DEPOSIT
10.	 SUBTENANT FIT-UP
11.	 ALTERATIONS
12.	 REPAIRS AND MAINTENANCE
13.	 UTILITIES AND SERVICES
14.	 ASSIGNMENT AND SUBLEASING
15.	 INSURANCE
16.	 NON-BINDING MEDIATION
17.	 COMPLIANCE WITH LAWS
18.	 LIMITATIONS ON SUBLANDLORD'S LIABILITY
19.	 ESTOPPEL CERTIFICATES
20.	 SUBORDINATION
21.	 CASUALTY AND CONDEMNATION
22.	 CONSENT OR APPROVAL OF PRIME LANDLORD
23.	 NOTICES
24.	 BROKERS
25.	 SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE
26.	 TABLE OF CONTENTS - CAPTIONS
27.	 CONSENT TO SUBLEASE BY PRIME LANDLORD
28.	 ENTIRE AGREEMENT

                                   SUBLEASE


This Sublease is entered into as of this 9th day of April, 1998 by and between LUCENT TECHNOLOGIES, INC., a Delaware corporation, successor in interest to OCTEL TECHNOLOGIES CORPORATION, with offices at 475 South Street, Morristown, New Jersey 07962 (hereinafter "Sublandlord") and Correctional Services Corporation, Inc. with offices at 1819 Main Street, Suite 1000, Sarasota, Florida 34230 (hereinafter "Subtenant").


                           INTRODUCTORY STATEMENTS

A.   	By Lease dated November 7, 1994, (the "Prime Lease") Zell/Merrill
Lynch Real Estate Opportunity Partners Limited Partnership, an Illinois limited partnership, ("the Prime Landlord") leased to Sublandlord (as successor in interest by way of assignment and assumption of lease from Octel Technologies Corporation, dated March 1, 1998, attached hereto as Exhibit C) certain space in the building known as Sarasota City Center located at 1819 Main Street, Sarasota, Florida 34236 (hereinafter called the "Building").

B.   	Subtenant has agreed to sublet from Sublandlord certain portions of the Building.

C.   	The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).


                                WITNESSETH


NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1.  	SUBLEASE

Sublandlord, for and in consideration of the Subtenant's payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant the following portions of the Building: portions of the tenth (10th) floor as shown on the floor plan which is attached hereto as Exhibit A (the "Subleased Premises").

2.  	PARKING

Subtenant shall be entitled to use up to nineteen (19) parking spaces for the term of this Sublease. An additional ten (10) parking spaces will be provided at Commencement, subject to recapture by Sublandlord, with thirty
(30) days prior notice.

3.  	PRIME LEASE

A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as Exhibit B.
Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. For purposes of this Sublease, references in the Prime Lease to the ["term"] shall mean the Term of this Sublease and references to the ("premises") in the Prime Lease shall mean the Subleased Premises. [Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Prime Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the [Premises] leased in the Prime Lease.] Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party's breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises. The following provisions of the Prime Lease shall not be incorporated into this Sublease: Sections 1.01, 1.02, 2.02, 15.09; Articles 3, 11; Exhibits "C", "E".

4.  	DEFINITIONS

All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

5.  	PRIME LANDLORD

Subtenant agrees to look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the subleased Premises. At Subtenant's expense and request, Sublandlord will take all reasonable actions necessary to enable Subtenant to enforce the Sublandlord's rights as tenant under the Prime Lease with respect to the subleased premises.

6.  	TERM

The term of this Sublease (the "Original Term") shall be six (6) years and nine (9) months, commencing on April 30, 1998 (the "Commencement Date") and ending on January 29, 2005. The Original Term plus any extensions or renewals are sometimes referred to herein as the "Term".

7.  	RENT

a.	The basic rent during the Original Term hereunder shall be in the amount of Five hundred nineteen thousand five hundred ninety-four dollars and seventy five cents ($519,594.75) payable in lawful money of the United States of America. The basic rent shall accrue at the yearly rate of eighteen percent (18%) and shall be payable in advance on the seventh day of each calendar month during the Original Term in monthly installments of six thousand four hundred and fourteen dollars and seventy five cents ($6,414.75) each.

b.	In addition to the basic rent set forth in section 7.a. above,
Subtenant shall pay Sublandlord (as and when due under the terms of the Prime Lease), as additional rent, its proportionate share of all increases in operating expenses including but not limited to the following: taxes, tenant electric, janitorial service, and other charges which Sublandlord is obligated to pay to Prime Landlord under the terms of the Prime Lease over a stop equal to the actual expenses for these items incurred in the calendar year 1997. Subtenant's "Proportionate Share" shall be 2.25% of the charges due under the Prime Lease which is the number of square feet in Subleased Premises divided by number of square feet in the premises leased by Sublandlord.

c.   	The term "basic rent" and "additional rent"  are sometimes
referred to herein as "Rent" or "'rent" and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. All Rent shall be payable at the office of the Sublandlord at the following address:

	Lucent Technologies
	Lease Administration
	475 Lucent Real Estate
	475 South Street, Room 1W030
	Morristown, New Jersey 07962

or at such other address as directed by notice from Sublandlord to Subtenant.

8.  	REFUNDS

Provided Subtenant is not in default under this Sublease, Sublandlord shall pay to Subtenant any sums which Sublandlord is entitled to receive from the Prime Landlord under the Prime Lease with respect to the subleased Premises during the Term, including, but not limited to, any refunds of basic rent or additional rent which has been paid by Subtenant; however, such sums shall be paid to Subtenant only if Sublandlord has received payment of same from Prime Landlord. Payment (less any sums expended by Sublandlord for collection thereof) shall be made by Sublandlord to Subtenant within thirty
(30) days of Sublandlord's receipt of any such sum.

9.  	SECURITY DEPOSIT

Subtenant has deposited with Sublandlord the sum of six thousand four hundred and fourteen dollars ($6,414.75) as security for the full and faithful performance of every portion of this sublease to be performed by Subtenant.
If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this security deposit to remedy such default. If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its original amount, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this security deposit separate from its general funds, and Subtenant shall not be entitled to interest an such deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Subtenant within thirty
(30) days of termination of the Term.

10.  	SUBTENANT FIT-UP

The Subleased Premises are to be taken by Subtenant in its current "as is", "where is" current condition, except that Sublandlord will demise the Subleased Premises.

11.  	ALTERATIONS

Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without the prior written consent of Sublandlord. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease and in those instances, if required, shall be subject to the Prime Landlord's approval as provided in the Prime Lease. Any alterations, improvements or installations consented to by Sublandlord shall be made by [Sublandlord or Sublandlord's] contractors at the sole cost and expense of Subtenant.

12.  	REPAIRS AND MAINTENANCE

Any repair and maintenance obligations with respect to the Subleased
Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant or the prime Landlord at Subtenant's sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Prime Landlord thereof. Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to make any such repair.

13.  	UTILITIES AND SERVICES

Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord's failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease. In addition to subtenant's obligation to pay its Proportionate Share of the cost of such utilities and services, to the extent that Prime Landlord charges Sublandlord for any services or utilities or increases the cost of such services or utilities and such charge or increase is due to Subtenant's use of the Subleased Premises or such utilities or services, Subtenant agrees to pay the charges therefore promptly upon receipt of Sublandlord's bill.

14.  	ASSIGNMENT AND SUBLEASING

Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord.

Notwithstanding anything to the contrary contained herein or in the Prime Lease, Subtenant may assign its entire interest under this Sublease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Subtenant or to any successor to Subtenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Sublandlord, provided: (i) Subtenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Subtenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Subtenant's business or, if such proposed transferee is a successor to Subtenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Subtenant;
(iii) such proposed transferee shall have a net worth which is at least equal to the greater of 100% of Subtenant's net worth at the date of this Sublease or Subtenant's net worth at the date of the Transfer; (iv) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any Transfer release or relieve Subtenant from any of its obligations under this Lease. Tenant shall give Sublandlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Subtenant or at least fifty-one percent (51%) of whose voting stock is owned by Subtenant. Assignments and/or Subleases not connected to Corporate Transfer will be subject to the approval of the Sublandlord whose approval will not be unreasonably withheld and which approval will be given within seven (7) days after receipt of written notice by Subtenant.

15.  	INSURANCE

Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies.

16.  	NON-BINDING MEDIATION

a.	If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association ("AAA"). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled during the mediation.

b.	The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the AAA, shall be borne equally by the parties. All other costs incurred by the parties to this Sublease, including the parties' legal expenses and their witnesses' expenses, shall be borne by the party incurring the expense. The parties, their representatives other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

17.  	COMPLIANCE WITH LAWS

In addition to any obligations under the Prime Lease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipals Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in upon or connected with the Subleased Premises during the Term or any renewal thereof, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as "Legal Requirements") at its own cost and expense. Nothing in this paragraph shall be deemed a consent to the alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant's interests in this sublease.

If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, and if such breach continues for a period of thirty (30) days after notice from Prime Landlord or Sublandlord regarding same, or if the breach cannot be cured within ninety (90) days, if Subtenant has not begun to cure the breach within such period and does not thereafter diligently prosecute the cure to completion, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such.

18.  	LIMITATIONS ON SUBLANDLORD'S LIABILITY

a.   	Subtenant acknowledges that Sublandlord has made no
representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in AS IS condition.

b.   	If Sublandlord assigns its leasehold estate in the Building,
Sublandlord shall have no obligation to Subtenant that arises after that assignment. Subtenant shall then recognize Sublandlord's assignee as Sublandlord of this Sublease,

c.	Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost expense, damage or liability which arises out of or results from or is alleged to arise out of or results from Subtenant's exercise of its rights under this paragraph.

19.  	ESTOPPEL CERTIFICATES

Either party hereto (the requested party) agrees that from time to time upon not less than fifteen (15) days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the requested party's knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail.

20.  	SUBORDINATION

This Sublease shall be subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located.

21.  	CASUALTY AND CONDEMNATION

If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its sublease holdinterest or any of Subtenant's property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

22.  	CONSENT OR APPROVAL OF PRIME LANDLORD

If the consent or approval of Prime Landlord is required under the Prime
Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

23.  	NOTICES

All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

     To Subtenant:
     Correctional Services Corporation, Inc.
     1819 Main Street, Suite 1000
     Sarasota, Florida 34236
     Attention:  Michael Lambert

     To Sublandlord:
     Lucent Technologies
     Lease Administration
     475 Lucent Real Estate
     475 South Street, Room 1W030
     Morristown, New Jersey 47962

     With Copy To:
     Lucent Real Estate
     900 North Point Parkway,  Room 91N650C
     Alpharetta, Georgia 30005

It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus thirty (30) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less ten (10) days. All notices shall be deemed given upon receipt or rejection.

Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

24.  	BROKERS

The parties warrant that they have had no dealings with any estate broker or agent in connection with this Sublease, except Swearingen Realty Group, L.L.C. (the "Broker"). Each party covenants to pay hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commissions of the Broker in accordance with a separate agreement.

25.  	SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE

Sublandlord (subject to Prime Landlord's consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

26.  	TABLE OF CONTENTS - CAPTIONS

The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

27.  	CONSENT TO SUBLEASE BY PRIME LANDLORD

This Sublease shall not become operative until and unless the Prime
Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord's failure to consent to this Sublease. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall further rights in law or in equity with respect to this Sublease.

28.  	ENTIRE AGREEMENT

This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change modification, termination, discharge or waiver shall be sought.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

     Prime Landlord executes this Sublease solely as evidence of its consent to the Sublease. Prime Landlord's consent to this Sublease shall not in any way be deemed a modification of the Prime Lease. Prime Landlord's consent to this Sublease shall not relieve Sublandlord of the obligation to obtain Prime Landlord's consent to any further subleasing.